UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  April 17, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250 Seattle, Washington 98101
(Address of principal executive offices, including Zip Code)

(206) 624-9761
(Registrant’s telephone number, including area code)

ITEM 9. Regulation FD Disclosure : [Item 12. Results of Operations and Financial Condition.]

This information, furnished under Item 9. Regulation FD Disclosure, is also intended to be furnished under Item 12. Results of Operations and Financial Condition, in accordance with SEC Release No. 33-8216.

On April 17, 2003, Pacific Northwest Bancorp (NASDAQ: PNWB) announced earnings of $8.4 million, or $0.48 per diluted share for the quarter ended March 31, 2003.  A copy of the press release announcing the results is attached hereto as Exhibit 99 and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 17, 2003

PACIFIC NORTHWEST BANCORP

	By:	/s/ Patrick M. Fahey
Patrick M. Fahey
Chairman, President and Chief Executive Officer